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                                                                Exhibit 10.6


                  FIRST AMENDMENT TO SHOPPING CENTER LEASE

        This First Amendment to Shopping Center Lease ("Amendment") is made and entered into on this sixth day of March, 1992, by and between (1) ARTHUR R. GREBLER doing business as WRAM DEVELOPMENT COMPANY ("Lessor") and (2) SOLLEY'S, INC., a California corporation ("Lessee").

                                  RECITALS

        WHEREAS, on or about April 2, 1984, Lessor and Lessee entered into a shopping center lease (the "Lease") for that certain premises located at 4578 Van Nuys Boulevard, Sherman Oaks, California 91403 (the "Deli");

        WHEREAS, Lessor desires to lease to Lessee, and Lessee agrees to lease from Lessor, subject to the terms and conditions of this Amendment, the additional space located adjacent to the Deli, which consists of approximately 3,280 square feet and is commonly referred to as 4580 Van Nuys boulevard, Sherman Oaks, California 91403 (the "Bakery") and is more particularly described on Exhibit "A" attached hereto and incorporated herein by reference.

                             TERMS OF AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing Recitals, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1.  Incorporation of Lease.

            All defined terms used in the Lease shall have the same meaning when used in this Amendment. In addition, all terms and conditions of the Lease shall continue to apply to the Deli except as expressly modified herein.

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        2.  Definition of Premises.

            Effective as of the date of execution of this Amendment, the Premises (as defined in the Lease) shall be expanded to include both the Deli and the Bakery.

        3.  Lease Term.

            So as to clarify any uncertainty that may exist, the term of the Lease is and shall be for the period commencing November 1, 1984, through and including October 31, 1994 (the "Initial Term").

        4.  Options to Extend the Term.

            (a) Lessor hereby grants to Lessee two separate options to extend the term of the Lease. The First Option period shall be for the period November 1, 1994, through October 31, 2004 (the "First Option"). The Second Option period shall be for the period commencing November 1, 2004, through and including June 30, 2014 (the "Second Option").

            (b) Both the First Option and Second Option shall be exercisable by Lessee by giving to Lessor written notice of Lessee's intent to exercise the option not more than 12 months nor less than 6 months before the expiration of the previous term (either upon expiration of the Initial Term or First Option as the case may be).

            (c) Lessee may exercise the options granted in this paragraph with respect to either the Deli or the Bakery (in which event this Lease shall again be amended to account for the reduction in size of the Premises) or both the Deli and the Bakery.

        5.  Rent Payable for Bakery.

            In addition to the rent payable for the Deli provided in the Lease, Lessee shall pay to Lessor, as rental for the Bakery, the aggregate of the following:

            (a) An annual fixed minimum rent of $78,720.00 subject to adjustment as provided in Paragraph 5 of the Lease payable in 12 equal monthly installments of $6,560.00 each payable in advance on the first day of each month throughout the Term, beginning on the Bakery Rent Commencement Date (as hereinafter defined).


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Should the Bakery Rent Commencement Date occur on a day other than the first day of the month, the first monthly installment of fixed minimum rent for the Bakery shall be prorated on a basis of a 30-day month and shall be paid on the Bakery Rent Commencement Date.

            (b) Monthly percentage rent as provided in Paragraphs 4B and 6 of the Lease, except that the amount of percentage rent with respect to the Bakery, shall be 8 percent of gross sales. Notwithstanding anything to the contrary in the Lease (and specifically Paragraph 6 thereof), gross sales with respect to the Bakery shall not include any sales for the transfer of any merchandise by the Bakery to the Deli or to any other restaurants owned or managed exclusively by Sol Zide provided said merchandise is not sold at wholesale by the deli or other restaurants to third parties.

            (c) Additional rent as provided in Paragraph 4C of the Lease, except that Lessee's total aggregate share of such expenses with respect to the Bakery shall be determined by dividing the square footage of the Bakery by the total square footage of the shopping center. Based on information provided by Lessor, this shall be 3280/31,606.55 or 10.37 percent.

            (d) Fixed minimum rent with respect to the Bakery shall be adjusted pursuant to the formula set forth in Paragraph 5 of the Lease.

As used herein, the term "Bakery Rent Commencement Date" shall mean (i) the date when the Bakery first opens for business with the permission of all governmental authorities and has retail customers who actually purchase bakery items or (ii) 90 days after Lessor has provided the power to the Bakery as herein required and 90 days has elapsed from the issuance of the building permit, whichever shall first occur.

        6.  Prior Deli Improvements and Related Expenses by Lessee.

            Lessor hereby acknowledges, approves and consents to the design of any and all improvements made by Lessee to the Deli including, but not limited to, the patio area outside the Deli. Lessee shall be responsible, at its sole cost and expense, for complying with any and all governmental statutes, ordinances, rules, and requirements (including obtaining all necessary permits) in connection therewith.

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        7.  Deli and Bakery Improvements.
            -----------------------------

        (a) As soon as possible after execution of this Amendment, Lessee, at its sole cost and expense, shall have the final plans and specifications (including electrical plans) for the modifications to the exterior of the Bakery desired by Lessee, plus the installation of sufficient electric power to the Bakery to meet Lessee's anticipated usage (the "Modification Improvements"), prepared for approval by Lessor. Additionally, Lessor shall deliver the Bakery to Lessee in broom-clean condition including, but not limited to, removal of the tile, carpet, and linoleum floor (so that the entire floor is returned to its original concrete condition except that Lessor shall not be responsible for any patching of the concrete), removal of the metal gates covering the front windows and back door, including the tracks for the gates, removal of the walls that hide the retractable gates on both the south and west walls, removal of all shelving, tables, counters, and the like on the north and west walls, removal of the facade wall on the north and west portion of the Bakery so that the drywall is removed, and removal of the mini blinds and all holders for the blinds. Lessor shall not be responsible for drywall patching or structural removal. Lessor shall provide sufficient additional power to the Premises to provide Lessee with adequate power to operate all equipment utilized by the Bakery and Deli. All of the items set forth herein shall be provided at Lessor's sole cost and expense.

        (b) For a period of five business days following receipt of the final plans and specifications from Lessee, Lessor shall have the right to accept and approve said final plans and specifications, as delivered, or to reject them. Such right of rejection or approval by Lessor must be exercised reasonably. Acceptance or rejection of said final plans and specifications shall be signified by Lessor delivering to Lessee, within said five-business day period, said final plans and specifications with each page marked "Approved" or "Rejected," as the case may be, and signed by Lessor. If Lessor shall not have delivered said final plans and specifications marked "Approved" or "Rejected," as the case may be, to Lessee within said period of time, Lessor shall be deemed to have accepted them.

        (c) If the final plans and specifications are approved by Lessor, then Lessee shall, at its sole cost and expense (except to those expenses designated herein to be paid by

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Lessor), construct the Modification Improvements in accordance with the approved plans and specifications and all applicable requirements of the appropriate governmental authority.

        (d) Lessee shall obtain the necessary building permits to construct the Modification Improvements as soon as possible after they are approved, and Lessor shall use its best efforts to complete construction of Lessor's portion of the Modification Improvements on or before the date (the "Estimated Completion Date").

        (e) In the event Lessor's portion of the Modification Improvements are not completed by the Estimated Completion Date, Lessor shall complete the Modification Improvements as soon thereafter as is possible. Lessor shall not be responsible to Lessee for any damages due to delays beyond Lessor's control.

        (f) Lessor shall remove from the exterior of the Bakery all signs, decals, insignias, and other items which refer to Music Plus, the prior tenant in the Bakery.

        (g) If Lessor fails to accept the final plans and specifications or if Lessor rejects the final plans and specifications, Lessee shall have the right to do the following:

                (i) Within five business days of receipt of Lessor's non-acceptance or rejection, terminate the portion of the Lease which relates to the Bakery. In such event, Lessee shall have no obligation to pay any amounts to Lessor for the Bakery;

                (ii) Modify the plans and specifications so that they meet with Lessor's approval. If after resubmission of the revised plans and specifications to Lessor they are still not approved or are rejected, the provisions of this Paragraph 7(h)(i) shall apply so as to afford Lessee the opportunity to terminate the portion of the Lease which relates to the Bakery.

        (h) To the extent all or any portion of the Premises, which is Lessor's responsibility, does not meet with the applicable building code, ordinances or any other rules, regulations, laws or statutes, Lessor agrees to do such work as required, at Lessor's sole cost and expense, to bring the Premises into compliance. Said work includes, but is not limited to, the "landing" or loading area at the rear entrance to the Premises. Lessor also agrees to pay one-half the cost to replace and properly secure the glass in the front of the Premises. Lessee shall submit to Lessor the proposed changes and/or corrections to the glass for Lessor's approval, which approval shall not be unreasonably withheld. Lessee shall be

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responsible for supervising the glass replacement and shall submit to Lessor a copy of the invoice therefor. Lessor shall reimburse Lessee one-half the cost thereof within 10 days of receipt of the invoice. Lessee shall deduct Lessor's portion from the next payment of fixed minimum rent.

        8.   Damage and Destruction.

             Paragraph 14 of the Lease is hereby supplemented as follows:


             "Lessee shall carry business interruption insurance sufficient to cover the rent and other charges arising under the Lease during any period when Lessee is unable to fully operate the Deli and/or the Bakery. Lessor shall at all times carry sufficient insurance to pay for the replacement cost of the Premises, and Lessee shall carry sufficient insurance to pay for the replacement cost of the equipment.

             "Except as otherwise provided in this Amendment, if at any time during the term of this Lease or any extended term or option granted herein, the Premises is damaged or destroyed by any cause, Lessor shall promptly repair, rebuild, or restore the Building in which the Premises is located ("Building") to substantially the same condition as the Building was delivered to Lessee at the commencement of this Amendment (i.e., exclusive of Lessee fixtures and equipment) and shall be entitled for that purpose to any and all insurance proceeds. Lessor shall have the obligation to repair, rebuild, or restore the Building whether or not the insurance proceeds paid to Lessor are sufficient to cover the total cost of repair, restoration, or rebuilding. Lessor shall commence repair, restoration, or rebuilding, as appropriate, as soon as reasonably practical, but not later than 30 days after issuance of a building permit, shall apply for the permit within 15 days of the destruction, and shall cause construction to be completed as soon as possible, but not later than 180 days after occurrence of the event causing damage or destruction.

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Lessor's obligation to commence and complete construction within the time periods described in this section shall not be extended by the fact that Lessor may not yet have been paid the insurance proceeds. In the event Lessor does not commence or complete construction within the time periods described in this section, Lessee shall have the right, but not the obligation, to terminate this Lease by giving Lessor written notice within ten days after expiration of any time period set forth herein, in addition to any other rights which Lessee may have by law.

     "Notwithstanding anything contained herein, Lessor shall have the right to terminate this Lease and shall have no obligation to repair, restore, or rebuild the Premises or Building under any of the following circumstances:

        (a) Damage or destruction from a casualty when the damage or destruction cannot reasonably be repaired, restored, or rebuilt within a period of 180 days exclusive of any application, approval, or permit that may be required;

        (b) Damage or destruction from a casualty occurring during the last 24 months of any extended term of this Lease, unless Lessee has exercised an option to extend the term of this Lease, and in such event within 24 months of the expiration of the last extended term (Second Option). If Lessor elects to terminate this Lease as herein provided, Lessor shall give written notice to Lessee not later than 60 days after the occurrence of the casualty."

The second and third paragraphs of Section 14 of the Lease are hereby deleted, are of no further force or effect, and are superceded by the terms contained herein.

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        9.  Eminent Domain.

            The last paragraph of Article 15 of the Lease is deleted in its entirety, which paragraph relates to the allocation of the award or compensation in an eminent domain proceeding. In its place, the following is substituted:

            Allocation of Condemnation Award.
            "In the event of such a condemnation of the whole or part of the Premises or Bakery, Lessor shall have the unqualified right to pursue its remedies against the condemnor for the full value of Lessor's fees interest and other property interests in and to the Premises and Bakery. Similarly, Lessee shall have the unqualified right to pursue its remedies against the condemnor for the full value of Lessee's leasehold interest and other property in and to the Premises and Bakery. If the laws of the State in which the Premises and Bakery are located allow or require the recovery from the condemnor to be paid into a common fund or to be paid to Lessor only and, if such recovery is so paid into such common fund or to lessor only, then in that event, the recovery so paid shall be apportioned between Lessor and Lessee according to the value of their respective property interests as they existed on the date of such condemnation.
        The provisions of this Article shall survive any termination of this Lease."


        10. Use.

            The first four lines of Paragraph 7 of the Lease shall be deleted, and in its place, the following replacement language shall be added:

            "Lessee shall occupy and use the leased premises only for the operation of a restaurant, delicatessen, bakery, or for any other purpose permitted by law provided said use does not compete with any other use in the shopping center and does not adversely affect the tenant mix


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        based upon an objective determination, and for no other purpose whatsoever without the prior written consent of Lessor."


        11.  Prohibition Against Competition.

             The following language shall be added as Paragraph 29 to the Lease:


             "Lessor's Covenant.

             "Lessor agrees for itself, its agents, successors, and assigns that during the term or any extended term of this Lease, it will not permit, lease, allow, or use (either by itself or any other tenant, directly or indirectly, in any portion of the Shopping Center to be used during the term of this Lease for a restaurant, delicatessen, or a Bakery that would directly compete with Lessee's restaurant operations in the Deli and Bakery. The foregoing covenants shall not apply, for example, to a yogurt store or a pizza parlor, or other establishment that is not substantially similar to and directly competing with Lessee, nor shall any of the business done by the tenants existing on the date of this Amendment be considered to compete with the business done by Lessee for purposes of this paragraph. The covenants of Lessor contained herein will continue only for so long as Lessee, its assignees, or subtenants, operate the restaurant, delicatessen, and bakery businesses in the Deli and Bakery."


        12.  Remedy for Breach.

             The covenants of Lessor and Lessee contained in Paragraph 12 of this Amendment are a material inducement for each party to enter into this Lease and upon any breach by either party of said covenants, which breach is not cured within 15 days after written notice thereof by the other party, said latter party shall have the right to pursue all of its rights available at law or in equity, including cancellation of this Lease, a suit for damages and/or a suit for injunctive relief (it being understood that the enumeration of the


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foregoing rights and remedies shall not preclude the exercise of any other rights or remedies which might be available at law  or in equity).

        13.  Incorporation Into Short Form of Lease.

        The provisions of this Article shall be incorporated into a short form of this Lease or restrictive covenant in recordable form by Lessee.

        14.  Modifications to Exhibits and Addenda.

        (a)  Exhibit "C" of the Lease, having been performed, is hereby deleted.

        (b) Addendum Paragraph 3 of the Lease is hereby deleted and replaced with the following:

                "3. The terms of the Master Lease (under which Lessor is designated as 'Lessee' of the underlying ground) provide for a periodic reappraisal of the value of the land. The next reappraisal is scheduled to occur within 30 days after June 30, 2004. If Lessor's rent is increased as a result of such reappraisal or for any other reason, Lessee's rent for the Deli shall be increased by Lessee's proportionate share of such increase or $500.00, whichever is the lesser, and Lessee's rent for the Bakery (to the extent it has not already been increased by Lessee's occupation of the Bakery) shall be increased by Lessee's proportionate share of such increase, which increase shall not exceed
        10.4 percent of the fixed minimum rent on the date of execution of this Agreement. It being the intent of the parties that the rent payable by Lessee, as a result of its occupation of the space where the Bakery is located, shall be apportioned such that the increase in the Bakery rent will be in the same proportion that the Deli rent is increased based upon the square footage that the Bakery bears to the entire square footage of the Shopping Center."

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             (c)  Addendum Paragraph 10 of the Lease is hereby deleted.

             (d) Addendum Paragraph 12 of the Lease is inapplicable to the Bakery.

             (e) Addendum Paragraph 14 applies for one year after occupancy of the Bakery. To the extent there are any roof repairs or structural repairs by Lessor within one year after occupancy of the Bakery, no such costs or expenses shall be the responsibility of Lessee, and Lessor may not pass through or charge Lessee for these expenses as part of any expenses which Lessee is obligated to pay under the Lease, including what are commonly referred to as triple net expenses, except for charges incurred in connection with the repair of leaks caused by the failure of Lessee to have the approved shopping center roofer make any patch required after penetration of the roof by Lessee.

             (f) Addendum Paragraph 17 is deleted and replaced with the following:

                  "17. The term of this Lease with respect to the Deli commenced on November 1, 1984, and shall expire on October 31, 1994, (the "Expiration Date"). The term of the Lease with respect to the Bakery shall commence upon execution hereof and shall expire on the Expiration Date."

             (g)  Addendum Paragraph 18 of the Lease is hereby deleted.

             (h) Addendum Paragraph 19 of the Lease is hereby deleted and replaced with the following:

                  "19. Notwithstanding anything to the contrary in Paragraph 14 of the Lease, if the Deli, the Bakery (exclusive of improvements installed by Lessee) is/are damaged or destroyed (with regard to the extent thereof) at any time prior to the last one year of the term of this Lease (unless Lessee has an option to extend the term of the Lease and either has exercised same or does so within ten days after such damages or destruction), then the Lessor shall rebuild and restore the damaged or


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        destroyed portions of the Premises, and this Lease shall continue in full force and effect."

            (i) Addendum Paragraph 22 of the Lease is hereby deleted and replaced with the following:

                 "22. Lessor has no knowledge of any eminent domain proceedings pending or contemplated with respect to the Shopping Center."

            (j) Addendum Paragraph 23 of the Lease is hereby supplemented as follows:

                 "Lessor shall perform all of its obligations under the reciprocal parking agreement with Hughes Market and as to the Bakery shall use its best efforts to keep the reciprocal parking agreement (or any successor agreement thereto) in force during the term of this Lease, as same may be extended. This shall not change any of Lessor's obligations which are set forth in Addendum Paragraph 23 of the Lease."

            (k)  Addendum Paragraph 24 of the Lease is hereby deleted.

        15.  Reaffirmation and Warranty of Authority.

            Except as expressly set forth herein, the Lease is hereby reaffirmed and ratified by the parties in its entirety. Except as expressly set forth herein, the use of the word "Premises" in the Lease shall refer to both the Deli and the Bakery. Lessor and Lessee hereby warrant and represent that each has the right, power, legal capacity, and authority to enter into and perform each of the obligations specified under this Agreement, and that no further approval or consent of any person, board of directors, or entities is necessary for him to enter into and perform each of the obligations of Lessor under this Amendment.

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        IN WITNESS WHEREOF, this Agreement has hereunto been duly executed by the parties hereto the day and year first above-written.


"LESSOR"

WRAM DEVELOPMENT COMPANY


By:  /S./  Arthur R. Grebler
    ------------------------------
    Arthur R. Grebler


"LESSEE"

SOLLEY'S, INC.
A California Corporation


By:  /s/ Sol Zide
    ------------------------------
    Sol Zide, President









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                                  EXHIBIT "A"

[Diagram showing the locations of Solley's Deli and Solley's Bakery spaces at the Sherman Oaks Center]